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February 18, 2000

Securities and Exchange Commission
Washington, D.C. 20549

Re:       Dollar Express, Inc.
File No.  333-93601

         We have read the Change in Principal Accountants section of Amendment No. 1 of Form S-1 of Dollar Express, Inc. and agree with the statements contained therein.


                                   Very truly yours,

                                   /s/ GRANT THORNTON LLP
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